DYNATECH CORPORATION

EXHIBIT NO. 11
                       COMPUTATION OF PER SHARE EARNINGS
                                                                      HISTORICAL
                                                                       WEIGHTED
                                                                       AVERAGE
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
                                                                        SHARES
For the year ended March 31, 1994:
         Weighted average common stock outstanding,
         net of treasury stock ..................................    18,579,000
                                                                     ==========
For the year ended March 31, 1995:
         Weighted average common stock outstanding,
         net of treasury stock ..................................    17,846,000
                                                                     ==========
For the year ended March 31, 1996:
         Common stock outstanding, net of treasury stock,
         beginning of year ......................................    17,572,000
         Weighted average treasury stock issued during the year .       461,000
         Weighted average common stock equivalents ..............       351,000
         Weighted average treasury stock repurchased ............       (69,000)
                                                                     ----------

         Weighted average common stock outstanding,
         net of treasury stock ..................................    18,315,000
                                                                     ==========
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